Schedule A

to the March 26, 2013

Investment Advisory Agreement

Dated as of October 21, 2015

between WisdomTree Trust

and WisdomTree Asset Management, Inc.

Name of Series	Fee %
WisdomTree U.S. Quality Dividend Growth Fund	0.28%
WisdomTree United Kingdom Hedged Equity Fund	0.48%
WisdomTree Japan Hedged SmallCap Equity Fund	0.58%
WisdomTree U.S. SmallCap Quality Dividend Growth Fund	0.38%
WisdomTree Emerging Markets Quality Dividend Growth Fund	0.63%
WisdomTree Emerging Markets Consumer Growth Fund	0.63%
WisdomTree Germany Hedged Equity Fund	0.48%
WisdomTree Korea Hedged Equity Fund	0.58%
WisdomTree Japan Interest Rate Strategy Fund	0.50%
WisdomTree Bloomberg U.S. Dollar Bullish Fund	0.50%
WisdomTree Barclays U.S. Aggregate Bond Zero Duration Fund	0.23%
WisdomTree Barclays U.S. Aggregate Bond Negative Duration Fund	0.28%
WisdomTree BofA Merrill Lynch High Yield Bond Zero Duration Fund	0.43%
WisdomTree BofA Merrill Lynch High Yield Bond Negative Duration Fund	0.48%
WisdomTree Bloomberg Floating Rate Treasury Fund	0.20%
WisdomTree Japan Hedged Real Estate Fund	0.48%
WisdomTree Japan Hedged Financials Fund	0.48%
WisdomTree Japan Hedged Capital Goods Fund	0.48%
WisdomTree Japan Hedged Health Care Fund	0.48%
WisdomTree Japan Hedged Tech, Media and Telecom Fund	0.48%
WisdomTree Europe Quality Dividend Growth Fund	0.58%
WisdomTree International Hedged Quality Dividend Growth Fund	0.58%
WisdomTree Emerging Markets ex-State-Owned Enterprises Fund	0.58%
WisdomTree Europe SmallCap Hedged Equity Fund	0.58%
WisdomTree Japan Hedged Quality Dividend Growth Fund	0.48%
WisdomTree Western Asset Unconstrained Bond Fund	0.60%
WisdomTree Japan Quality Dividend Growth Fund	0.48%
WisdomTree International Hedged SmallCap Dividend Fund	0.58%
WisdomTree Global ex-U.S. Hedged Dividend Fund	0.44%

A-1

Name of Series	Fee %
WisdomTree CBOE S&P 500 PutWrite Strategy Fund	0.44%
WisdomTree Barclay’s U.S. Aggregate Bond Enhanced Yield Fund	0.20%
WisdomTree International Hedged Equity Fund	0.35%
WisdomTree Strong Dollar U.S. Equity Fund	0.33%
WisdomTree Weak Dollar U.S. Equity Fund	0.33%
WisdomTree Global ex-U.S. Hedged Real Estate Fund	0.58%
WisdomTree Strong Dollar Emerging Markets Equity Fund	0.58%
WisdomTree Europe Local Recovery Fund	0.58%

WISDOMTREE TRUST	WISDOMTREE ASSET MANAGEMENT, INC.

By:	By:
Name: Jonathan Steinberg	Name: Gregory Barton
Title: President	Title: Chief Operating Officer

A-2